UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2004

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or other jurisdiction
of incorporation)

Commission File No. 1-16817	04-3516029
(IRS Employer
Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

                Registrant’s telephone number, including area code: (617) 796-8387

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2004, we closed the previously announced acquisition of 100% of the capital stock of LTA Holdings, Inc., or LTA (formerly known as LifeTrust America, Inc.), for a purchase price of approximately $211.0 million, excluding costs incurred in connection with the acquisition.  The purchase price was adjusted from the previously announced amount of $208.0 million as a result of changes in LTA’s working capital, in accordance with the terms of the merger agreement referred to below.  We estimate that the purchase price we will book in our financial statements for the year ended December 31, 2004 in respect of the LTA acquisition will equal approximately $214 million, which amount includes estimated closing costs.  A copy of the Agreement and Plan of Merger by and among us, FVE Acquisition Inc., our wholly-owned subsidiary, or FVE Acquisition, and LTA was previously filed in a Current Report on Form 8-K, dated September 23, 2004.

                At the time of our acquisition, LTA owned and operated 59 senior living communities which primarily offer assisted living services, including 12 assisted living communities that LTA operated for third party owners.  The combined 59 communities include 3,593 independent and assisted living units with locations in eight states.  As of September 30, 2004, these 59 communities were 87% occupied, and 100% of the revenues at these communities were paid by residents from their private resources.  Pursuant to our management agreements for the communities we manage for others, we are responsible for all operations, hire all employees and provide administrative services for all of these communities.  Under seven of these management agreements, we receive fees for our services ranging from 5% to 6% of the managed communities’ gross revenues.  Under the remaining five management agreements, we receive the greater of an aggregate of $65,000 per month or 6% of the managed communities’ gross revenues.  One of these communities is currently closed, though we still receive a monthly fee.  These 12 management agreements have terms ranging from one to five years, with renewal options.  However, until November 2005, the owner of 11 of these communities may terminate any of our management agreements with them upon 60 days’ notice to us.

On November 18, 2004, Senior Housing Properties Trust, or Senior Housing, loaned us $117.0 million which we used to fund a portion of the purchase price of LTA.  The balance of the purchase price for the LTA acquisition was funded by us by using cash on hand, by assuming HUD insured long-term mortgage debt and by assuming an operating lease for four of the LTA communities from Health Care Property Investors, Inc.  The HUD insured mortgage debt is represented by several loans and is in the aggregate principal amount of approximately $31 million.  The interest cost on this debt is a weighted average rate of 7.4% per year.  Principal and interest is due monthly through varying maturity dates ranging from February 2032 to June 2039.  These loans are secured by mortgages on seven of our communities and contain standard HUD mortgage covenants.  Immediately following the closing of the LTA transaction, also on November 19, 2004, we repaid Senior Housing’s interim financing with the proceeds of a sale-

leaseback transaction with Senior Housing for 31 of the LTA communities and a new $16.8 million mortgage loan from Senior Housing.

The sale-leaseback was paid for by Senior Housing by assuming $49.2 million in mortgage debt on 20 of the 31 LTA communities and by paying us $99 million in cash, for total consideration of $148.2 million, the fair market value of the 31 communities.  The minimum annual rent payable to Senior Housing by us for the 31 LTA communities will be $13.3 million, plus increases starting in 2007 based upon a percentage of the revenue increases at these communities.  We amended and restated our existing lease with Senior Housing for the communities we operate and 11 of the 31 properties subject to the sale-leaseback became subject to that lease.  Please see our Annual Report on Form 10-K for the year ended December 31, 2003 for a description of the material terms of the leases, which remained unchanged by the amendment.  The remaining 20 properties are subject to two additional leases we entered into with Senior Housing, which contain in all material respects the same terms and conditions as the existing lease.

The $16.8 million mortgage note payable to Senior Housing bears interest at 9% per year, matures on May 2, 2005 and is secured by a mortgage of five of our communities.  This loan can be prepaid at any time without penalty by us.  Until May 2, 2005, we have the right to require Senior Housing to purchase one or more of the communities on substantially similar terms as in the sale and leaseback for a purchase price set forth in the loan agreement, which amount may be required to be used to repay the principal amount of this mortgage financing.  If we were to exercise our right to require Senior Housing to purchase all of the communities, the aggregate purchase price would be $16.8 million.

                We were a subsidiary of Senior Housing prior to our spin-off in 2001, and Senior Housing owns many of our properties and is the landlord of most of 128 of our 160 communities. We have material relationships with Senior Housing that are more fully described in paragraphs one through five of the section titled “Certain Relationships and Related Party Transactions” of our Definitive Proxy Statement filed April 12, 2004 with the Securities and Exchange Commission, or SEC and the sections titled “Related Party Transactions” of Item 2 of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, which portions of such filings we collectively incorporate by reference into these Items 1.01, 2.01 and 2.03.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) are not included in this initial report on Form 8-K and will be filed by amendment no later than 71 days after the date of filing of this report.

(b)           Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: Treasurer and Chief Financial Officer

Date:  November 24, 2004